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PROXY                        TEXAS AMERICAN BANK                          PROXY

                   PROXY FOR SPECIAL MEETING OF SHAREHOLDERS

                                 ________, 1996


          The undersigned hereby appoints _______________________________, and each of them, with or without the other, proxies, with full power of substitution, to vote all shares of common stock that the undersigned is entitled to vote at the Special Meeting of the Shareholders of Texas American Bank to be held at ______________________________, on ________________, 1996 at
____  .m. ___________, and at all adjournments thereof as follows:

          (1) Approval, ratification, confirmation and adoption of the Agreement and Plan of Merger, dated as of March 13, 1996, by and between Compass Bancshares, Inc. and Texas American Bank, as amended.

            [_] For            [_] Against          [_] Abstain

          (2) Approval, ratification, confirmation and adoption of the Plan of Merger and Reorganization, dated as of May 31, 1996, by and between Texas American Bank and Compass Bank (formerly known as Compass Bank-Houston), as amended.

            [_] For            [_] Against          [_] Abstain

          (3) In their discretion, upon any other business which may properly come before said meeting.

          This Proxy will be voted as you specify above. If no specification is made, the Proxy will be voted FOR proposal (1) above. Receipt of the Notice of Special Meeting and the Proxy Statement/Prospectus dated ___________, 1996 is hereby acknowledged.

          THIS PROXY IS SOLICITED BY THE TEXAS AMERICAN BANK BOARD OF DIRECTORS.

          PLEASE COMPLETE, SIGN, DATE AND PROMPTLY RETURN THE PROXY CARD USING THE ENCLOSED ENVELOPE. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.

Please sign your name, exactly as it appears below. Joint owners must each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as it appears hereon. If held by a corporation, please sign in full corporate name by the president or other authorized officer. If held by a partnership, please sign in the partnership's name by an authorized partner of officer.

                           Dated ____________________________________  , 1996

                           __________________________________________________
                           Signature

                           ___________________________________________________
                           Signature, if held jointly, or office or title held